UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Oyster Point Blvd,

South San Francisco, California, 94080

(Address of principal executive offices) (Zip Code)

(650) 881-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 6, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), and the following proposals were adopted:

1.

Election of three Class I directors, identified in the table below, each to serve a three-year term, which will expire at the 2028 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until their earlier resignation or removal:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Heidi Hunter	31,491,009	24,026,714	12,503,128
Jon Wigginton	31,496,677	24,021,046	12,503,128
Michael Dybbs	31,145,398	24,372,325	12,503,128

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

Shares For	Shares Against	Shares Abstaining
67,419,553	203,267	398,031

3.	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
42,988,166	12,355,370	174,187	12,503,128

4.

Approval of the amendment of the Company’s Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company’s outstanding shares of common stock at a ratio of any whole number between 1-for-5 and 1-for-25, with the exact ratio determined by the board of directors in its discretion, subject to the board of directors’ authority to abandon such amendment.

Shares For	Shares Against	Shares Abstaining
57,705,935	10,131,760	183,156

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutro Biopharma, Inc.

Date: June 10, 2025	By:	/s/ David Pauling
David Pauling
Chief Administrative Officer and General Counsel